UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 26, 2013 (September 26, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information contained in Item 3.02 and 5.02 regarding the Exchange and Exchange Agreement is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

On September 26, 2013, Rite Aid Corporation (the “Company”) agreed to exchange 7.75 shares of 7.0% Series G Convertible Preferred Stock (the “Series G Preferred Stock”) and 1,876,013.37 shares of 6% Series H Convertible Preferred Stock (the “Series H Preferred Stock”) of the Company (the “Exchange”), currently held by Green Equity Investors III, L.P. (the “Holder”) for 40,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), on the terms set forth in the agreement, dated as of September 26, 2013 (the “Exchange Agreement”), among Rite Aid Corporation and the Holder. The agreement took place in the form of an individually negotiated transaction between the Company and the Holder. Following the settlement of this transaction, which is expected to occur on September 30, 2013 (the “Settlement Date”), no shares of Series G Preferred Stock and no shares of the Series H Preferred Stock will remain outstanding, and the Company’s Restated Certificate of Incorporation, as amended, will be further amended to eliminate all references to the Series G Preferred Stock and the Series H Preferred Stock.  John M. Baumer, a member of the Board of Directors of the Company, is a limited partner of Leonard Green & Partners, L.P., an affiliate of the Holder.

The shares of Common Stock are being issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Settlement Date, John M. Baumer, a member of the Board of Directors of the Company elected by the holders of the Preferred Stock, will resign from the Company’s Board of Directors effective as of the Settlement Date, in accordance with the terms of the Exchange Agreement.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

Following the settlement of this transaction, the Company intends to file two Certificates of Elimination (the “Certificates of Elimination”) with the Secretary of State of the State of Delaware to eliminate its Series G Preferred Stock and its Series H Preferred Stock. The Certificates of Elimination will (i) eliminate the previous designations of the Series G Preferred Stock and the Series H Preferred Stock, none of which will be outstanding at the time of filing; (ii) cause the Series G Preferred Stock and the Series H Preferred Stock to resume their status as authorized but unissued shares of preferred stock of the Company, without designation as to series; and (iii) eliminate from the Company’s Restated Certificate of Incorporation all references to the

Series G Preferred Stock and the Series H Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  September 26, 2013

By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary